Exhibit 99.2

FOR IMMEDIATE RELEASE

Unitil Announces Pricing of Public Offering of Common Stock

HAMPTON, N.H., AUGUST 4, 2021 — Unitil Corporation (NYSE: UTL) (www.unitil.com) announced today that it priced a public offering of 800,000 newly issued shares of common stock pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission at a public offering price of $50.80 per share. Unitil also has granted the underwriters a 30-day option to purchase up to an additional 120,000 shares. Net proceeds from this offering are expected to be used to make equity capital contributions to Unitil’s regulated utility subsidiaries, to repay debt and for general corporate purposes. This offering is expected to close on August 6, 2021, subject to customary closing conditions.

RBC Capital Markets, LLC and BofA Securities will act as joint book-running managers of the offering. Janney Montgomery Scott LLC will act as co-manager of the offering.

A copy of the final prospectus supplement and the accompanying prospectus relating to this offering will be available at www.sec.gov and also may be obtained from:

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281 Attention: Equity Syndicate Phone: 877-822-4089 Email: equityprospectus@rbccm.com	BofA Securities NC1-004-03-43 200 North College Street, 3rd floor Charlotte NC 28255-0001 Attn: Prospectus Department Email: dg.prospectus_requests@bofa.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and there will not be any sales in any jurisdiction in which such sales would be unlawful. The offer is being made only through the prospectus supplement and the accompanying prospectus, which is part of a registration statement that became effective on August 3, 2021.

About Unitil Corporation

Unitil Corporation provides energy for life by safely and reliably delivering natural gas and electricity in New England. We are committed to the communities we serve and to developing people, business practices, and technologies that lead to the delivery of dependable, more efficient energy. Unitil Corporation is a public utility holding company with operations in Maine, New Hampshire and Massachusetts. Together, Unitil’s operating utilities serve approximately 107,100 electric customers and 85,600 natural gas customers. For more information about our people, technologies, and community involvement please visit www.unitil.com.

Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com

Forward-Looking Statements

This press release may contain forward-looking statements. All statements, other than statements of historical fact, included in this press release are forward-looking statements. Forward-looking statements include declarations regarding Unitil’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the coronavirus (COVID-19) pandemic; Unitil’s regulatory environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters); fluctuations in the supply of, the demand for, and the prices of, energy commodities and transmission and transportation capacity and Unitil’s ability to recover energy commodity costs in its rates; customers’ preferred energy sources; severe storms and Unitil’s ability to recover storm costs in its rates; declines in the valuation of capital markets; general economic conditions; Unitil’s ability to obtain debt or equity financing on acceptable terms; increases in interest rates; variations in weather; long-term global climate change; Unitil’s ability to retain its existing customers and attract new customers; increased competition; and other risks detailed in Unitil’s filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date they are made. Unitil undertakes no obligation, and does not intend, to update these forward-looking statements, except as required by law.

For more information please contact:

Todd Diggins – Investor Relations

Phone: 603-773-6504

Email: diggins@unitil.com

Alec O’Meara – Media Relations

Phone: 603-773-6404

Email: omeara@unitil.com

Liberty Lane West

Hampton, NH 03842

T 603.772.0775

www.unitil.com